Exhibit 10.3

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 24, 2006, is entered into by and among CASCADE CORPORATION, an Oregon corporation, (the “Borrower”), the several financial institutions party as of the date hereof to the Credit Amendment referred to below (collectively called the “Lenders” and individually called a “Lender”), and BANK OF AMERICA, N.A., as agent for itself and the Lenders (in such capacity, the “Agent”).

RECITALS

A.            The Borrower, the Lenders and the Agent are parties to a Credit Agreement, dated as of February 28, 2003 (as amended from time to time, the “Credit Agreement”).

B.            Pursuant to the Credit Agreement, the Lenders have extended and are continuing to extend certain credit facilities to the Borrower.

C.            The Borrower, the Agent and the Lenders desire to extend the maturity date from February 28, 2006 to September 1, 2010, and make other changes to the terms and conditions of the credit facilities.

D.            The Lenders are willing to amend the Credit Agreement, but only as provided, and subject to the terms and conditions contained, in this Amendment.

THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Defined Terms. Unless otherwise defined herein, each capitalized term used herein shall have the meaning assigned thereto in the Credit Agreement.

2.             Amendment to Credit Agreement. Upon the effectiveness of, and subject to the terms and conditions contained in, this Amendment:

(a)           Section 1.1 is hereby amended to delete the definition of “Consolidated Adjusted EBITDA” and replace such definition with the following:

“‘Consolidated Adjusted EBITDA’ means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus  the following to the extent deducted in calculating such Consolidated Net Income for such period: (a) Consolidated Interest Charges (b) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries and (c) the amount of depreciation and amortization and other non-cash expense, including goodwill impairment, derivative mark-to-market transactions, swap-related expenses, expenses related to stock-based compensation, including but not limited to stock options and stock appreciation rights, and other similar non-cash items.  In addition, ‘Consolidated Adjusted EBITDA’ shall include the non-consolidated results for any Permitted Acquisition made during the subject period, as adjusted for items (a), (b) and (c) above.”

(b)           Section 1.1 is hereby amended to delete the definition of “Consolidated Interest Coverage Ratio” and replace such definition with the following:

“‘Consolidated Fixed Charge Coverage Ratio’ means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA, less taxes paid in cash by the Borrower and its Subsidiaries, less Thirteen Million Dollars ($13,000,000) (representing maintenance capital expenditures), less dividends paid in cash, all for the period comprising the four prior fiscal quarters ending on such date, to (b) Consolidated Interest Charges paid in cash, plus consolidated principal payments required of Borrower and its Subsidiaries during the subject period.”

(c)           Section 1.1 is hereby amended to delete the definition of “Maturity Date” and replace such definition with the following:

“‘Maturity Date’ means September 1, 2010.”

(d)           Section 2.1(b) is hereby deleted and replaced with the following:

“At its option at any time prior to March 1, 2010, the Borrower may seek to increase the Aggregate Commitments by up to an aggregate amount of Fifty Million Dollars ($50,000,000) (resulting in maximum Aggregate Commitments of Seventy-five Million Dollars ($75,000,000)) upon written notice to the Agent, which notice shall specify the amount of any such increase and shall be delivered at a time when no Default or Event of Default has occurred and is continuing.  The Borrower may make such a request on multiple occasions and in any amount, provided such amount is within the limitations provided above.  The Agent, subject to the consent of Borrower, which shall not be unreasonably withheld, may allocate the increase (which may be declined by any Lender in its sole discretion) in the Aggregate Commitments on either a ratable basis to the Lenders or on a non pro-rata basis to one or more Lenders and/or to other banks or entities reasonably acceptable to the Agent and the Borrower.  No increase in the Aggregate Commitments shall become effective until the existing or new Lenders extending such incremental Commitment Amount and the Borrower shall have delivered to the Agent a document in form reasonably satisfactory to the Agent pursuant to which any such existing Lender states the amount of its Commitment increase, any such new Lender states its

Commitment Amount and agrees to assume and accept the obligations and rights of Lender hereunder and the Borrower accepts such incremental Commitments.  The Lenders (new or existing) shall accept an assignment from the existing Lenders, and the existing Lenders shall make an assignment to the new or existing Lender accepting a new or increased Commitment, of an interest (or participation interest, as applicable) in all Loans and other credit exposure in respect of the Aggregate Commitments such that, after giving effect thereto, all Loans and all such other credit exposure are held ratably by the Lenders in proportion to their respective Commitments, as may be revised to accommodate the increase in the Aggregate Commitments.  Assignments pursuant to the preceding sentence shall be made in exchange for the principal amount assigned plus accrued and unpaid interest and commitment and other fees. The Borrower shall make any payments under Section 2.8(e) resulting from such assignments, and shall pay the Lenders certain fees, including an arrangement fee, to be determined by the Lenders at such time as the increase in Aggregate Commitments is implemented.”

(e)           Section 2.13(b) is hereby deleted and replaced with the following with regard to this Amendment:

“Borrower shall pay to Bank of America, as Agent for the Lenders, an upfront fee in the amount of Fifty Thousand Dollars ($50,000), or twenty (20) basis points as applied to the Aggregate Commitments, which shall be shared on a pro-rata basis by the Lenders in accordance with their respective Percentage Interests. This fee shall be due and payable at closing of this Amendment, and shall be fully earned and non-refundable when paid.  Any exercise of the increase option as provided in Section 2.1(b) shall require payment of any additional agency fee required under the Fee Letter, as well as an additional upfront fee and arrangement fee to be mutually agreed upon at the time of the request by the Agent and Borrower.”

(f)            Sections 6.13(a), (b) and (c) (Financial Covenants) are hereby deleted and replaced with the following:

“(a)         Consolidated Net Worth.  Permit Consolidated Net Worth at any time to be less than the sum of (a) an amount equal to 75% of Borrower’s Consolidated Net Worth as of January 31, 2006, plus, (b) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal quarter ending after January 31, 2006 (with no deduction for a net loss in any such fiscal quarter), plus, (c) an amount equal to 100% of the aggregate increases in Shareholders’ Equity of the Borrower and its Subsidiaries after the date hereof by reason of the issuance and sale of capital stock or other equity interests of the Borrower  or any Subsidiary (other than issuances to the Borrower or a wholly-owned Subsidiary), including upon any conversion of debt securities of the Borrower into such capital stock or other equity interests.

(b)           Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.50:1.00.

(c)           Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio at any time to be greater than 2.00:1.00.”

(g)           Section 7.3 (Indebtedness) is hereby deleted and replaced with the following:

“The Borrower shall not, and shall cause each Subsidiary to not, create, incur or become liable for any Indebtedness except: (a) the Loans; (b) existing Indebtedness reflected on the balance sheets referred to in Section 5.7; (c) current accounts payable or accrued expenses incurred by the Borrower in the ordinary course of business; (d) Indebtedness permitted under Section 7.4; (e) intercompany Indebtedness owing by the Borrower or any Subsidiary to the Borrower or any other Subsidiary permitted under Section 7.6; (f) Indebtedness secured by newly purchased tangible property (whether real or personal) in an aggregate amount no greater than Five Million Dollars ($5,000,000) outstanding at any time; and (g) additional unsecured Indebtedness, provided that the total aggregate amount of such unsecured Indebtedness including any additional amount does not exceed Fifty Million Dollars ($50,000,000) at any time, and provided that Borrower remains in compliance with all covenants set forth herein.”

(h)           Section 7.6 (Investments) is hereby deleted and replaced with the following:

“The Borrower shall not, and shall cause each Subsidiary to not, make any loan or advance to any Person or purchase or otherwise acquire the capital stock or obligations of, or any equity or other interest in, any Person, or all or substantially all of the assets of any Business Unit or any Person (collectively, “Investments”) or enter into any agreement to do any of the foregoing, except: (a) Investments held in the form of Cash Equivalents; (b) Investments made in the form of short-term loans made by the Borrower in the ordinary course of its business; (c) Investments existing as of the date of this Agreement, reflected in the balance sheet referred to in Section 5.7 and in amounts not greater than the amounts referred to therein; (d) Investments made by any Subsidiary to the Borrower; (e) Investments made by the Borrower to or in any wholly-owned Subsidiary; (f) Investments made by any Subsidiary to the Borrower or to any wholly-owned Subsidiary; (g) Investments made as part of a Permitted Acquisition; and (h) other Investments directly related to the business of the Borrower not to exceed Fifteen Million Dollars ($15,000,000) in any fiscal year, or Twenty-five Million Dollars ($25,000,000) in the aggregate at any time.”

3.             Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a)           No Default or Event of Default has occurred and is continuing.

(b)           The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including any Governmental Person) in order to be effective and/or enforceable. Each of this Amendment and the Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it, without defense, counterclaim or offset, in accordance with its terms (subject to the waivers set forth in this Amendment), except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforceability of creditors’ rights.

(c)           All representations and warranties of the Borrower contained in the Credit Agreement and the statements set forth in the recitals of this Amendment are true and correct on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), in each case, other than (i) those that would not be true and correct but for the effectiveness of this Amendment, and (ii) with respect to Section 5.16 of the Credit Agreement, as otherwise disclosed to the Agent.

(d)           The Borrower is entering into this Amendment on the basis of its own business judgment, without reliance upon the Agent, any Lender or any other Person.

4.             Effective Date. This Amendment will become effective as of the date first set forth above (the “Effective Date”), provided that each of the following conditions precedent is satisfied on or before the Effective Date:

(a)           the Agent has received, in sufficient number for each Lender, duly executed originals (or, if elected by the Agent, an executed facsimile copy, to be followed promptly by delivery of executed originals) of this Amendment, executed by the Borrower and each of the Lenders and acknowledged by the Agent, together with the Guarantor Acknowledgment and Consent attached hereto, executed by each Guarantor.

(b)           all of the representations and warranties contained herein (or incorporated herein by reference) are true and correct as of the Effective Date.

(c)           the Agent shall have received payment for all of the fees, costs and expenses of the Agent (including reasonable attorneys’ fees) in connection with the transactions contemplated hereby.

5.             No Further Amendments. Other than the specific amendments of the Credit Agreement as set forth in Section 2 hereof: (i) nothing contained herein shall be deemed a waiver of any provision, or any other existing or future noncompliance with any provision, of the Credit Agreement (including the Credit Agreement as amended hereby); and (ii) all of the terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect.

6.             Miscellaneous.

(a)           All references in the Credit Agreement and in the other Loan Documents to the Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement. This Amendment is a Loan Document.

(b)           This Amendment is made pursuant to Section 10.1 of the Credit Agreement and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

(c)           This Amendment shall be governed by and construed in accordance with the law of the State of Oregon.

(d)           This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by delivery of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Lender or the Borrower (or Guarantor) shall bind such Lender or the Borrower (or Guarantor), respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

(e)           If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

(f)            Each of the provisions set forth in Section 10 of the Credit Agreement is incorporated herein by this reference and made applicable to this Amendment.

(g)           The Borrower covenants to pay to or reimburse the Agent, upon demand, for all reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

(h)           UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first written above.

CASCADE CORPORATION, as the Borrower	BANK OF AMERICA, N.A., as Agent

By:	By:
Name:	Name:
Title:	Title:

BANK OF AMERICA, N.A., as a Lender	UNION BANK OF CALIFORNIA, N.A., as a Lender

By:	By:
Name:	Name:
Title:	Title:

GUARANTOR ACKNOWLEDGMENT AND CONSENT

The undersigned Guarantor hereby: (i) acknowledges and consents to the terms, and the execution, delivery and performance, of the foregoing Amendment (the “Amendment”) (without implying the need for any such acknowledgment or consent); and (ii) represents and warrants to the Agent and the Lenders that, both before and after giving effect to the Amendment: (A) its Guaranty remains in full force and effect as an enforceable obligation of such Guarantor (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforceability of creditors’ rights), without defense, counterclaim or offset; and (B) it is in compliance with all of its covenants contained in its Guaranty and in each other Loan Document applicable to it. The undersigned further represents and warrants to the Agent and the Lenders that the execution and delivery by such Guarantor of, and the performance by such Guarantor of its obligations under, this Guarantor Acknowledgment and Consent, have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including, without limitation, any Governmental Person) in order to be effective and/or enforceable. The undersigned remakes as of the Effective Date (as defined in the Amendment) all of the representations and warranties made by it under its Guaranty. Capitalized terms used herein and not otherwise defined have the respective meanings assigned to them in the Credit Agreement (as defined in the Amendment).

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guarantor Acknowledgment and Consent by its duly authorized officer as of February 24, 2006.

SANDY BLVD. DEVELOPMENT ASSOCIATES, INC.

By:
Name:
Title:

GUARANTOR ACKNOWLEDGMENT AND CONSENT

The undersigned Guarantor hereby: (i) acknowledges and consents to the terms, and the execution, delivery and performance, of the foregoing Amendment (the “Amendment”) (without implying the need for any such acknowledgment or consent); and (ii) represents and warrants to the Agent and the Lenders that, both before and after giving effect to the Amendment: (A) its Guaranty remains in full force and effect as an enforceable obligation of such Guarantor (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforceability of creditors’ rights), without defense, counterclaim or offset; and (B) it is in compliance with all of its covenants contained in its Guaranty and in each other Loan Document applicable to it. The undersigned further represents and warrants to the Agent and the Lenders that the execution and delivery by such Guarantor of, and the performance by such Guarantor of its obligations under, this Guarantor Acknowledgment and Consent, have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including, without limitation, any Governmental Person) in order to be effective and/or enforceable. The undersigned remakes as of the Effective Date (as defined in the Amendment) all of the representations and warranties made by it under its Guaranty. Capitalized terms used herein and not otherwise defined have the respective meanings assigned to them in the Credit Agreement (as defined in the Amendment).

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guarantor Acknowledgment and Consent by its duly authorized officer as of February 24, 2006.

CASCADE KENHAR, INC.

By:
Name:
Title: